Exhibit 4.2

Schedule 1.1A

EXISTING LETTERS OF CREDIT

Beneficiary	L/C Number	Issuance Date	Expiry Date	Issuer	Currency	Amount
SLG TOWER 45 LLC	T00000068098966	9/19/13	11/30/15	Bank of America, N.A.	USD	$90,170.00
CITY OF SAN JOSE	T00000068108966	1/16/15	6/15/15	Bank of America, N.A.	USD	$25,100.00

SCHEDULE 2.1

Commitments and Pro Rata Shares

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$90,000,000.00	22.500000000%
PNC Bank, National Association	$65,000,000.00	16.250000000%
Bank of Montreal	$50,000,000.00	12.500000000%
The Northern Trust Company	$50,000,000.00	12.500000000%
Citizens Bank, National Association	$40,000,000.00	10.000000000%
Associated Bank, N.A.	$25,000,000.00	6.250000000%
Fifth Third Bank	$25,000,000.00	6.250000000%
HSBC Bank USA, National Association	$20,000,000.00	5.000000000%
Lake Forest Bank and Trust Company	$20,000,000.00	5.000000000%
Morgan Stanley Bank, N.A.	$15,000,000.00	3.750000000%
Total	$400,000,000.00	100.000000000%

SCHEDULE 5.13
SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

Part (a). Subsidiaries
I. Subsidiaries
Name of Subsidiary	Jurisdiction	Tax ID. No.	Capital Stock	Ownership	Stockholder
DeVry University, Inc.	Illinois	36-2781982	1,000 Common Shares	100%	DeVry Education Group Inc.
DeVry/New York Inc.	Delaware	36-4213626	1,000 Common Shares	100%	DeVry Education Group Inc.
*, ^ DeVry/Becker Educational Development Corp.	Delaware	36-4085843	1,000 Common Shares	100%	DeVry Education Group Inc.
Becker Professional Development Corporation	Delaware	36-4085841	1,000 Common Shares	100%	DeVry Education Group Inc.
DeVry Medical International, Inc.	New York	13-3979959	1,130,225 Common Shares 40,224.125 Class A Preferred Shares 25,000 Class B Preferred Shares	100%	DeVry Education Group Inc.
Chamberlain College of Nursing and Health Sciences, Inc.	Delaware	20-2452330	100 Common Shares	100%	DeVry Education Group Inc.
†, *, ^ Heartland Health Sciences University, Inc.	Delaware	26-3206359	1,000 Common Shares	100%	DeVry Education Group Inc.
*, ^ Advanced Academics, Inc.	Delaware	73-1586064	1,000 Common Shares	100%	DeVry Education Group Inc.
U.S. Education Corporation	Delaware	33-0819656	1,392,107.32 Common Shares 70,653.73139 Class A Preferred Shares 1,000 Class B Preferred Shares	100%	DeVry Education Group Inc.
†, *, ^ College Finance Corporation	Arizona	86-0565147	100,000 Common Shares	100%	DeVry Education Group Inc.

DeVry Educational Development Corp.	Delaware	36-4091407	1,000 Common Shares	100%	DeVry University, Inc.
†, *, ^ DeVry Canada LLC	Delaware	20-3816567	Membership Interests	100%	DeVry Educational Development Corp.
Dominica Services Inc.	Delaware	20-1504255	10 Common Shares	100%	DeVry Medical International, Inc.
Chamberlain College of Nursing LLC	Delaware LLC	20-2452410	Membership Interest	100%	Chamberlain College of Nursing and Health Sciences, Inc.
†, *, ^ Newton Becker Ltd.	Hong Kong		10,000 Common Shares	100%	DeVry/Becker Educational Development Corp.
†, *, ^ Becker CPA Review Ltd.	Israel		120 Common Shares	100%	DeVry/Becker Educational Development Corp.
Ross University Services, Inc.	Delaware	13-4151727	1,000 Common Shares	100%	DeVry Medical International, Inc.
International Education Holdings, Inc.	Delaware	38-3688428	1,010 Common Shares	1% 99%	DeVry Education Group Inc. Ross University Services, Inc.
Integrated Education Solutions LLC	Illinois	80-0798438	Membership Interest	100%	DeVry Education Group Inc.
Global Education International, Inc.	Barbados	98-0544088	100 Common Shares	100%	International Education Holdings, Inc.
Ross University Management, Inc.	St. Lucia	98-0404508	10,000 Ordinary Shares	100%	Global Education International, Inc.
Ross University School of Medicine, School of Veterinary Medicine Limited	Dominica	13-3037825	100 Shares of Voting Stock	100%	Ross University Management, Inc.

^ Ross University School of Medicine School of Veterinary Medicine (St. Kitts) Limited	St. Kitts	98-0559844	200 Shares of Voting Stock	100%	Ross University Management, Inc.
*, ^ DeVry Medical International (Bahamas) Ltd.	Bahamas		5,000 Common Shares	100%	Ross University Management, Inc.
Global Education International B.V.	Netherlands	8203.98.482	18,000 Common Shares	100%	International Education Holdings, Inc.
DeVry Educacional do Brasil S/A	Brazil	03.681.572/0001-71 (CNPJ)	21,166,472 Ordinary Shares 741,530 Ordinary Shares 51,728 Ordinary Shares 19,749 Ordinary Shares	96.3% 3.7%	Global Education International B.V. Carlos Alberto Guerra Filgueiras, Mauricio Garcia, Daniel Silva Aguiar
Academia Baiana de Ensino, Pesquisa e Extensao Ltda.	Brazil	13.477.369/0001-31 (CNPJ)	2,752,997 quotas 2 quotas	99.999999% 0.0000001%	DeVry Educacional do Brasil S.A. Carlos Alberto Guerra Filgueiras
Centro Baiano de Ensino Superior Ltda.	Brazil	02/250.176/0001-27	964,512 quotas 1 quota	99.9999% 0.0001%	DeVry Educacional do Brasil S.A. Carlos Alberto Guerra Filgueiras
Damasio Educacional S/A	Brazil	07.912.676/00001-099 (CNPJ)	1,450,000	100%	DeVry Educacional do Brasil S.A.
Faculdade Boa Viagem S/A	Brazil	11.405.837/0001-37 (CNPJ)	11,806,903	100%	DeVry Educacional do Brasil S.A.
Instituto de Ensino Superior da Amazonia Ltda	Brazil	02.153.389/001-30	8,640,999 quotas 1 quota	99.99999% 0.00001%	DeVry Educacional do Brasil S.A. Carlos Alberto Guerra Filgueiras

Integral – Grupo de Ensino Superior do Piaui S/C Ltda.	Brazil	00.854.664/0001-18	25,613,462 quotas 1 quota	99.999996% 0.000004%	DeVry Educacional do Brasil S.A. Carlos Alberto Guerra Filgueiras
Sociedade de Educacao do Vale do Ipojuca S/A	Brazil	02.738.361/0001-65	10,300,000 quotas	100%	DeVry Educacional do Brasil S.A.
Sociedade Educacional da Paraiba Ltda	Brazil	12.097.654/0001-64	2,079,848 quotas 1 quota	99.99996% 0.00004%	DeVry Educacional do Brasil S.A. Carlos Alberto Guerra Filgueiras
Sociedade Educacional Ideal Ltda.	Brazil	02.696.435/0001-48	1,599,999 quotas 1 quota	99.99994% 0.00006%	DeVry Educacional do Brasil S.A. Carlos Alberto Guerra Filgueiras
†, *, ^ American Institute of Health Technology, Inc.	Idaho	82-0381820	2,000 Common Shares	100%	U.S. Education Corporation
EdCOA Inc. d/b/a Carrington College California	California	94-3166490	100,000 Common Shares	100%	U.S. Education Corporation
Carrington College, Inc.	Arizona	86-0498134	1,000 Common Shares	100%	U.S. Education Corporation
*, ^ Becker Professional Development International Limited	UK		545,000 Ordinary Shares 55,000 B Shares	100%	Global Education International B.V.
*, ^ Accountancy Tuition Centre (Hungary) Limited	UK and Hungary		100 Shares	100%	Becker Professional Development International Limited
*, ^ Accountancy Tuition Centre (International) Limited	UK and Russia		3977160 Shares	100%	Becker Professional Development International Limited
*, ^ Accountancy Tuition Centre (Kazakstan) Limited	UK and Kazakstan		20,00 Deferred Shares 20,000 Ordinary Shares	100%	Becker Professional Development International Limited

*, ^ Accountancy Tuition Centre (Poland) Limited	UK and Poland	9,000 Shares	100%	Becker Professional Development International Limited
*, ^ Accountancy Tuition Centre (Ukraine) Limited	Ukraine	2 Shares	100%	Becker Professional Development International Limited
†, *, ^ Accounting Tuition Centre, Ukraine	UK and British Virgin Islands	7400 UAH of Chartered Capital	100%	Accountancy Tuition Centre (Ukraine) Limited
*, ^ International Accounting Solutions Limited	UK	100 Shares	100%	Becker Professional Development International Limited
*, ^ International Financial Reporting Solutions	UK	100 Shares	100%	Becker Professional Development International Limited
*, ^ Accountancy Tuition Centre (Professional Training Club) Limited	UK	100 Shares	100%	Becker Professional Development International Limited

† - Dormant Subsidiary
* - Not required to be a Guarantor
^ - Not required to have equity pledged

Part (b).  Other Equity Investments.
None
Part (c).  Attached hereto is a true and correct organizational chart showing DeVry Education Group Inc. and its Subsidiaries.

Revised 02-18-2015

DeVry | Education Group
DEVRY EDUCATION GROUP INC. DE
DeVry University, Inc. IL
DeVry Educational Development Corp. DE
DeVry Canada LLC DE
DeVry/New York Inc. DE
U.S. Education Corporation DE
EdCOA Inc. CA
Carrington College, Inc. AZ
American Institute of Health Technology ID
College Finance Corporation AZ
Advanced Academics, Inc. DE
Integrated Education Solutions LLC DE
Heartland Health Sciences University, Inc. DE
DeVry Medical International, Inc. NY
AUC School of Medicine, B.V. St. Maarten
Chamberlain College of Nursing & Health Sciences, Inc. DE
Chamberlain College of Nursing LLC DE
Becker Professional Development Corporation DE
DeVry/Becker Educational Development Corp. DE
Newton Becker LTD Hong Kong
Becker CPA Review LTD Israel
Global Education International, Inc. Barbados
Dominica Services Inc. DE
Ross University Services, Inc. DE
1%
99%
Ross University Management, Inc. St. Lucia
International Education Holdings, Inc. DE (1% DV)
Global Education International BV Netherlands
96.3%
Ross University School of Medicine, School of Veterinary Medicine Ltd. Dominica
DeVry Medical International (Bahamas) Ltd. Bahamas
Ross University School of Medicine, School of Veterinary Medicine (St. Kitts) Ltd. St. Kitts
DeVry Educacional do Brasil S/A
Becker Professional Development International Limited UK
Damasio Educacional S/A
Delphos Servicos Educacionais Ltda. Rio de Janeiro, BZ
Sociedade Educacional Ideal Ltda.
Instituto de Ensino Superior da Amazônia Ltda
Sociedade Educacional da Paraiba Ltda
Sociedade de Educação do Vale do Ipojuca S/A
Academia Baiana de Ensino, Pesquisa e Extensão Ltda.
Centro Baino de Ensino Superior Ltda.
Faculdade Boa Viagem S/A
Integral – Grupo de Ensino Superior do Piaui S/C Ltd.
International Financial Reporting Solutions UK
International Accounting Solutions Limited UK
Accountancy Tuition Centre (Professional Training Club) Limited UK
Accountancy Tuition Centre (Poland) Limited UK & Poland
Accountancy Tuition Centre (Kazakstan) Limited UK & Kazakstan
Accountancy Tuition Centre (International) Limited UK & Russia
Accountancy Tuition Centre (Hungary) Limited UK & Hungary
Accountancy Tuition Centre (Ukraine) Limited UK & Ukraine
Accountancy Tuition Centre, Ukraine Ukraine
ALL OWNERSHIP IS 100% UNLESS NOTED
Corporation
LLC
Foreign entity

SCHEDULE 7.1

EXISTING LIENS

1.	Liens pursuant to the capital lease agreements described on Schedule 7.3

SCHEDULE 7.3

EXISTING INDEBTEDNESS

1.
Ross University School of Medicine School of Veterinary Medicine Limited is a party to a capital lease pursuant to agreement dated September 12, 1994 with the Government of the Commonwealth of Dominica for the land and buildings known as the Portsmouth Campus which expires on December 31, 2042.  The outstanding amount under such Capital Lease as of March 31, 2011 was $458,925.

SCHEDULE 11.2

ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES

LOAN PARTIES:

DeVry Education Group Inc.
3005 Highland Parkway
Downers Grove, IL 60515-5799
Attention: Patrick Unzicker
Tel:       (630) 515-4527
Fax:       (630) 515-4555
Email:    punzicker@devrygroup.com

ADMINISTRATIVE AGENT:

Bank of America, N.A.
Credit  Services
Mail Code:  TX1-492-14-11
BANK OF AMERICA PLAZA
901 MAIN ST
DALLAS, TX, 75202-3714
Attn: Jacqueline Jones
Phone:  972.338.3765
Fax: 214.290.9439
Electronic Mail: jacqueline.r.jones@baml.com

USD PAYMENT INSTRUCTIONS:
Bank of America, N.A.
ABA 026009593
Acct # 1366212250600
Attn: Credit Services
Ref: DeVry

EUR PAYMENT INSTRUCTIONS:
Bank of America London
IBAN: GB63 BOFA 1650 5096 2720 19
Swift Address: BOFAGB22
Acct #: 96272019
Attn: Grand Cayman Unit #1207
Ref: DeVry

GBP PAYMENT INSTRUCTIONS:
Bank of America London
Sort Code: 165050
IBAN: GB41 BOFA 1650 5096 2720 27
Swift Address: BOFAGB22
Acct #: 96272027
Attn: Grand Cayman Unit #1207
Ref: DeVry

AUSTRALIAN DOLLAR PAYMENT INSTRUCTIONS:
Bank of America Australia Ltd, Sidney
SWIFT: BOFAAUSX
Acct #: 96272016
Attn: Credit Services Grand Cayman Unit 1207
Ref:  DeVry

CANADIAN DOLLARS PAYMENT INSTRUCTIONS
Bank of America Canada
SWIFT: BOFACATT
Acct #: 65042228
Attn: Credit Services Grand Cayman Unit 1207
Ref: DeVry

Other Notices as Administrative Agent:
(for financial reporting requirements, bank group communications)

Bank of America, N.A.
Mail Code:  CA5-705-04-09
555 California St.  4th Floor
San Francisco, Ca 94104
Attn: Anthea Del Bianco
Phone: 415-436-2776
Fax 415-503-5101
Electronic Mail: anthea.del_bianco@baml.com

L/C ISSUER:
Bank of America, N.A.
Mail Code:  PA6-580-02-30
One Fleet Way
Scranton, PA  18507
Phone: 570.496.9619
Fax: 800.755.8740
Electronic Mail: tradeclientserviceteamus@baml.com

SWING LINE LENDER:

Bank of America, N.A.
Credit  Services
Mail Code:  TX1-492-14-11
BANK OF AMERICA PLAZA
901 MAIN ST
DALLAS, TX, 75202-3714
Attn: Jacqueline Jones
Phone:  972.338.3765
Fax: 214.290.9439
Electronic Mail: jacqueline.r.jones@baml.com

USD
Bank of America, N.A.
ABA 026009593
Acct # 1366212250600
Attn: Credit Services
Ref: DeVry